Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

BigCommerce Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Series 1 Common Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					(1)		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(2)

(1)	An unspecified number of shares of Series 1 common stock or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).